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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 6, 2000
                               (November 20, 2000)

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                           PROVINCE HEALTHCARE COMPANY
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                        0-23639                62-1710772
(State or Other Jurisdiction of    (Commission File Number)     (IRS Employer
        Incorporation)                                       Identification No.)

         105 WESTWOOD PLACE
         SUITE 400
         BRENTWOOD, TENNESSEE                                       37027
         (Address of Principal Executive Offices)                 (Zip Code)


                                 (615) 370-1377
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

                  On December 5, 2000, Province Healthcare Company (the "Company") completed the issuance and sale of $150,000,000 aggregate principal amount of the Company's 4 1/2% Convertible Subordinated Notes due 2005 for purchase by qualified institutional buyers under Rule 144A of the Securities Act of 1933 (the "Notes"), $25,000,000 of which were issued and sold solely to cover over-allotments. The Notes were sold in a private transaction to the initial purchasers, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation, UBS Warburg LLC, First Union Securities, Inc. and Robertson Stephens, Inc. The Notes are convertible, at the election of the holder, into shares of the Company's Common Stock at a conversion price of $39.67 per share.

                  The net proceeds of the offering will be used to repay existing indebtedness, thereby increasing amounts available for borrowing to fund future acquisitions, for working capital and for general corporate purposes.

                  The Notes and the Common Stock issuable upon the conversion of the Notes have not been registered under the Securities Act, or any state securities laws, and may be offered for resale only to qualified institutional buyers in reliance on Rule 144A under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act. The Company has agreed to file a registration statement for the resale of the Notes and the shares of Common Stock issuable upon conversion of the Notes within 90 days after the initial closing of the offering.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                       PROVINCE HEALTHCARE COMPANY


                       By:  /s/ Richard D. Gore
                            ----------------------------------------------------
                            Richard D. Gore
                            Executive Vice President and Chief Financial Officer


Date: December 6, 2000